UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2013

COLT DEFENSE LLC
COLT FINANCE CORP.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-171547 (Registration Number)	32-0031950 27-1237687 (IRS Employer Identification Number)
547 New Park Avenue, West Hartford, CT (Address of principal executive offices)	06110 (Zip Code)

Registrant’s telephone number, including area code:	(860) 232-4489

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         Entry into a Material Definitive Agreement.

On June 19, 2013, Colt Defense LLC (the “Company”), as the US Borrower, Colt Canada Corporation, as the Canadian Borrower (and together with the Company, each individually a “Borrower” and collectively, “Borrowers”), Colt Finance Corp. (“Colt Finance”), Colt Defense Technical Services LLC (“CDTS”) and Colt International Coöperatief U.A. (“Dutch Holdings” and together with Colt Finance and CDTS, the “Guarantors”) entered into Amendment No. 3 to Credit Agreement and Consent (the “Amendment No. 3”) to the Credit Agreement dated as of September 29, 2011, by and among Borrowers, Colt Finance, Wells Fargo Capital Finance, LLC, as Agent, Sole Lead Arranger, Manager and Bookrunner, and the lenders party thereto (as amended by Amendment No. 1 to the Credit Agreement dated February 24, 2012 and Amendment No. 2 to the Credit Agreement dated March 22, 2013, and as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, the “Credit Agreement”).  Amendment No. 3 was entered into to permit the formation of Dutch Holdings by the Company and CDTS, the contribution of all the issued and outstanding equity interests issued by Colt Canada Corporation to Dutch Holdings so that Colt Canada Corporation will be a wholly-owned subsidiary of Dutch Holdings, and to permit Dutch Holdings to become a guarantor under the Credit Agreement.

On June 19, 2013, the Company entered into an Indenture Supplement (the “Supplemental Indenture”) by and among Dutch Holdings, Colt Canada Corporation and CDTS (the “New Subsidiary Guarantors”), the Company, Colt Finance (together with the Company, the “Issuers”), each other then existing Subsidiary Guarantor under the Indenture dated as of November 10, 2009 (as amended, supplemented, waived or otherwise modified, the “Indenture”), and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee under the Indenture.  The Indenture provides for the issuance of an aggregate principal amount of the Issuers’ $250.0 million 8.75% Senior Notes due 2017.  Under the terms of the Supplemental Indenture, the New Subsidiary Guarantors become parties to the Indenture and each agree to jointly and severally guarantee the obligations under the Indenture.

The foregoing descriptions of Amendment No. 3 and the Supplemental Indenture are qualified in their entirety by reference to the full text of Amendment No. 3 and the Supplemental Indenture, as applicable, copies of which are attached as Exhibits 10.1 and 4.1, respectively, to this Current Report and are incorporated herein by reference.

ITEM 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 9.01         Exhibits.

EXHIBIT NO.	DESCRIPTION
4.1
SUPPLEMENTAL INDENTURE, dated as of June 19, 2013 by and among Colt International Coöperatief U.A., Colt Canada Corporation and Colt Defense Technical Services LLC, Colt Defense LLC, Colt Finance Corp. and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee under the Indenture dated as of November 10, 2009.

10.1
AMENDMENT NO. 3 TO CREDIT AGREEMENT AND CONSENT, dated as of June 19, 2013 by and among Wells Fargo Capital Finance, LLC as agent for the Lenders pursuant to the Credit Agreement (as defined therein), the parties to the Credit Agreement as lenders, Colt Defense LLC, as US Borrower, Colt Canada Corporation, as Canadian Borrower (and, together with the US Borrower, the “Borrowers”), Colt Finance Corp., (“Colt Finance”), Colt Defense Technical Services LLC, a Delaware limited liability company (“CDTS”), and Colt International Coöperatief U.A., a cooperative formed under Dutch law (“Dutch Holdings”, and together with Colt Finance and CDTS, the “Guarantors”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE, LLC By: /s/ Gerald Dinkel Name: Gerald Dinkel Title: Chief Executive Officer and Manager

Dated:  June 19, 2013